HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
_______________________________________________

HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2018 RESULTS
- Second Quarter Net Income of $6.5 million -
- Comparable Portfolio RevPAR Growth of 3.5%, Excluding Renovations -
- Miami and Manhattan Portfolio RevPAR Growth of 9.5% and 6.1% -
- 39.8% Comparable Portfolio EBITDA Margins, Excluding Renovations -
- Raises Full-Year 2018 Guidance -

Philadelphia, PA, July 24, 2018 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the second quarter ended June 30, 2018.
Second Quarter 2018 Financial Results

Net income applicable to common shareholders was $6.5 million, or $0.16 per diluted common share, in second quarter 2018, compared to net income applicable to common shareholders of $73.9 million, or $1.75 per diluted common share, in second quarter 2017. The decrease in second quarter 2018 net income and net income per diluted common share was primarily due to $70.9 million of gains on disposition of hotel properties in the second quarter of 2017.
Adjusted Funds from Operations (“AFFO”) in the second quarter 2018 increased to $36.9 million or $0.86 per diluted common share and OP Unit as compared to $0.79 in the second quarter 2017. AFFO was aided by strong operational performance along with $6.4 million of insurance recoveries for business interruption at several of the Company’s South Florida hotels impacted by Hurricane Irma. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.
Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “For the second-consecutive quarter we experienced an acceleration in demand, leading to sustained portfolio growth and robust operating environments in several of our core markets. Our Miami and New York City portfolios were our best performing clusters for the period, growing revenue per available room (“RevPAR”) by 9.5% and 5.7%, respectively. We continue to see strong leisure trends in South Florida, while robust corporate travel allowed us to push average daily rates (“ADR”) and reach record occupancy levels in New York where a combination of strong demand and ADR growth resulted in 300 basis points of EBITDA margin growth. Several of our ongoing renovations and ROI projects encountered delays and offset some of our outperformance during the quarter. Excluding our assets under renovation, our comparable portfolio grew RevPAR by 3.5% and generated impressive portfolio wide EBITDA margins of 39.8%.”
Mr. Shah continued, “Our portfolio results continue to benefit from the performance of the hotels we acquired over the last two years, which generated average RevPAR growth of 7.2% in the second quarter, following two previous consecutive quarters of double digit RevPAR growth.

As we look into the back half of 2018, we remain encouraged by the growth potential of these newly acquired assets. Additionally, our outlook for the remainder of the year is further enhanced by the expected reopening of our hurricane disrupted assets and the completion of our renovation projects during the third quarter.”
Second Quarter 2018 Operating Results
Revenue per available room (“RevPAR”) at the Company's 38 comparable hotels increased 1.9% to $208.13 in the second quarter 2018. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 3.5% to $244.23, while occupancy declined 137 basis points to 85.2%. Hotel EBITDA margins for the comparable hotel portfolio declined 80 basis points to 38.0%. Excluding our properties under renovation, our comparable RevPAR grew 3.5% to $217.36 during the second quarter. This growth was aided by a 3.0% ADR increase to $247.75 while occupancy rose 43 basis points to 87.7%. Hotel EBITDA margins for this comparable hotel portfolio were 39.8%.
South Florida
The best performing assets during the second quarter were in the Company’s South Florida portfolio, which reported 9.5% RevPAR growth to $143.29. Performance was driven by a resurgence in leisure travel to Miami as waning Zika fears, stronger economic growth and an increase in international inbound tourism continued to drive strong demand. Our newly revamped Cadillac Hotel & Beach Club is slated to open in the middle of the third quarter, while the Parrot Key Hotel & Resort, our second largest asset in South Florida behind the Cadillac, is on pace to open at the end of the third quarter.
New York City and Manhattan
The New York City portfolio, which includes the five boroughs, consisted of nine hotels as of June 30, 2018. In the second quarter 2018, the Company’s comparable New York City hotel portfolio reported RevPAR growth of 5.7% to $238.88, driven by ADR growth of 4.1% and an occupancy increase of 149 basis points to 96.0%. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 300 basis points during the quarter.
The Company’s comparable Manhattan portfolio, which consisted of six hotels as of June 30, 2018, reported RevPAR growth of 6.1% to $266.54 driven by ADR growth of 4.8% and an occupancy increase of 119 basis points to 95.8%. Hersha’s Manhattan portfolio reported Hotel EBITDA margin growth of 260 basis points in the second quarter 2018. The Company’s comparable Manhattan portfolio outperformed the Manhattan market by 180 basis points. This outperformance has occurred in 15 of the previous 18 quarters as a result of a young, well-located and purpose built hotel cluster that appeals to the tastes and preferences of today’s traveler.
Share Repurchase Activity
During the first half of 2018, the Company repurchased 635,590 common shares at a weighted average price of $17.03. Since January 1, 2014, the Company has repurchased $241.1 million in common shares. For the six months ended June 30, 2018, our diluted weighted average common shares and partnership units outstanding was 43,231,339.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 2

Financing
As of June 30, 2018, the Company maintained significant financial flexibility with $46.9 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of June 30, 2018, 66.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 4.06% and a weighted average life-to-maturity of approximately 3.8 years.
In conjunction with the acquisition of the Annapolis Waterfront Hotel, the Company entered into a $28 million mortgage loan at a floating interest rate of LIBOR plus 2.65%. The Company simultaneously entered into an interest rate hedge capping LIBOR at 3.35% which expires in May 2021 while the loan matures in April 2024.
Dividends
Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the second quarter ending June 30, 2018. The preferred share dividends were paid July 16, 2018 to holders of record as of July 1, 2018.
The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the second quarter ending June 30, 2018. These common share dividends and limited partnership unit distributions were paid July 13, 2018 to holders of record as of June 29, 2018.
Third Quarter & Full-Year 2018 Outlook
The Company is updating its operating and financial expectations for the full-year 2018. The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities, including share repurchases, for 2018. Based on management’s current outlook and assumptions regarding the timing of the reopening of our two South Florida assets, the Company’s 2018 operating expectations are as follows:

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 3

	Q3 '18 Outlook		2018 Current Outlook		2018 Prior Outlook
($'s in millions except per share amounts)	Low	High	Low	High	Low	High
Net income Applicable to Common Shareholders	$(5.0)	$(3.0)	$(18.0)	$(13.0)	$(22.0)	$(14.0)
Net income per share	$(0.13)	$(0.08)	$(0.46)	$(0.33)	$(0.56)	$(0.36)

Comparable Property RevPAR Growth	2.5%	3.5%	1.5%	3.0%	1.5%	3.0%
Comparable Property EBITDA Margin Growth	1.0%	1.5%	0.0%	0.5%	(0.5)%	0.5%

Adjusted EBITDA	$47.0	$49.0	$170.0	$175.0	$162.0	$170.0

Adjusted FFO	$27.0	$29.0	$93.0	$98.0	$85.0	$93.0
Adjusted FFO per share	$0.63	$0.67	$2.15	$2.27	$1.96	$2.14

*For detailed reconciliations of the Company’s 2018 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook”

Second Quarter 2018 Conference Call
The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, July 25, 2018. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.
A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 5631994 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 a.m. Eastern Time on Wednesday, July 25, 2018, through 11:59 pm Eastern Time on Friday, August 24, 2018. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10119982. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets and coastal destinations. The Company's 49 hotels totaling 7,666 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”),EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 4

Cautionary Statements Regarding Forward Looking Statements
Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2018 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2018 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to reopen hotels damaged by Hurricane Irma and to complete unrelated renovation projects on the terms and timing it expects, the recovery of the South Florida leisure market, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of July 24, 2018, and the Company undertakes no duty to update this information unless required by law.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 5

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2018	December 31, 2017
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,039,715	$2,009,572
Investment in Unconsolidated Joint Ventures	3,406	3,569
Cash and Cash Equivalents	46,869	17,945
Escrow Deposits	7,063	7,641
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $83 and $49	11,517	11,999
Due from Related Parties	4,949	5,322
Intangible Assets, Net of Accumulated Amortization of $7,273 and $6,598	15,844	16,388
Other Assets	48,357	49,913
Hotel Assets Held for Sale	—	15,987
Total Assets	$2,177,720	$2,138,336

Liabilities and Equity:
Line of Credit	$26,000	$16,100
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	697,826	715,449
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,657	53,781
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	334,664	307,683
Accounts Payable, Accrued Expenses and Other Liabilities	63,015	58,770
Dividends and Distributions Payable	17,117	17,115
Deferred Gain on Disposition of Hotel Assets	—	81,284
Total Liabilities	$1,189,279	$1,250,182

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,186	$—

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2018, and 3,000,000 Series C, 7,701,700 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2017, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2018 and December 31, 2017; 39,379,211 and 39,916,661 Shares Issued and Outstanding at June 30, 2018 and December 31, 2017, respectively	394	399
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2018 and December 31, 2017	—	—
Accumulated Other Comprehensive Income	7,769	3,749
Additional Paid-in Capital	1,156,604	1,164,946
Distributions in Excess of Net Income	(241,776)	(335,373)
Total Shareholders' Equity	923,138	833,868

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	63,117	54,286

Total Equity	986,255	888,154

Total Liabilities and Equity	$2,177,720	$2,138,336

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 6

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Hotel Operating Revenues:
Room	$109,492	$114,461	$188,540	$205,230
Food & Beverage	17,001	15,010	30,539	25,746
Other Operating Revenues	7,269	7,545	14,198	13,992
Total Hotel Operating Revenues	133,762	137,016	233,277	244,968
Other Revenue	78	988	202	1,034
Total Revenues	133,840	138,004	233,479	246,002

Operating Expenses:
Hotel Operating Expenses:
Room	22,945	23,749	42,301	45,053
Food & Beverage	13,331	11,856	25,182	21,413
Other Operating Revenues	40,383	40,917	75,958	77,323
Total Hotel Operating Expenses	76,659	76,522	143,441	143,789
Gain on Insurance Settlement	(6,363)	—	(6,363)	—
Hotel Ground Rent	1,349	894	2,277	1,701
Real Estate and Personal Property Taxes and Property Insurance	8,129	8,068	16,421	15,694
General and Administrative	4,462	4,071	7,945	7,267
Share Based Compensation	3,123	2,527	4,729	3,956
Acquisition and Terminated Transaction Costs	2	1,124	2	1,824
Depreciation and Amortization	22,061	20,114	43,600	39,576
Total Operating Expenses	109,422	113,320	212,052	213,807

Operating Income	24,418	24,684	21,427	32,195

Interest Income	20	72	45	197
Interest Expense	(11,879)	(10,590)	(23,251)	(20,439)
Other Expense	(75)	(279)	(734)	(678)
(Loss) Gain on Disposition of Hotel Properties	(14)	70,852	3,403	89,583
Loss on Debt Extinguishment	—	—	(22)	(274)
Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	12,470	84,739	868	100,584

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	537	711	336	(3,175)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	—	—	—	16,239
Income from Unconsolidated Joint Venture Investments	537	711	336	13,064

Income before Income Taxes	13,007	85,450	1,204	113,648

Income Tax (Expense) Benefit	(1,170)	(662)	1,485	(2,905)

Net Income	11,837	84,788	2,689	110,743

(Income) Loss Allocated to Noncontrolling Interests
Common Units	(500)	(4,758)	604	(5,939)
Consolidated Joint Venture	1,200	—	1,200	—
Preferred Distributions	(6,043)	(6,042)	(12,087)	(12,084)

Net Income (Loss) Applicable to Common Shareholders	$6,494	$73,988	$(7,594)	$92,720

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 7

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.16	$1.77	$(0.20)	$2.22

DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.16	$1.75	$(0.20)	$2.19

Weighted Average Common Shares Outstanding:
Basic	39,246,946	41,737,044	39,440,481	41,727,056
Diluted	39,926,099	42,207,841	39,440,481	42,201,126

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 8

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;

•	adding back acquisition and terminated transaction expenses;

•	adding back contingent considerations;

•	adding back amortization of deferred financing costs;

•	adding back adjustments for the amortization of discounts and premiums;

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;

•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and

•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 9

evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 10

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income (loss) applicable to common shares	$6,494	$73,988	$(7,594)	$92,720
(Loss) income allocated to noncontrolling interest	(700)	4,758	(1,804)	5,939
Income from unconsolidated joint ventures	(537)	(711)	(336)	(13,064)
(Loss) Gain on disposition of hotel properties	14	(70,852)	(3,403)	(89,583)
Depreciation and amortization	22,061	20,114	43,600	39,576
Funds from consolidated hotel operations applicable to common shares and Partnership units	27,332	27,297	30,463	35,588

Income from unconsolidated joint venture investments	537	711	336	13,064
Income from remeasurement of investment in unconsolidated joint ventures	—	—	—	(16,239)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	135	1,319	(3,925)	4,504
Depreciation and amortization of difference between purchase price and historical cost	23	(302)	47	(604)
Interest in depreciation and amortization of unconsolidated joint ventures	1,054	985	2,106	1,935
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,749	2,713	(1,436)	2,660

Funds from Operations applicable to common shares and Partnership units	29,081	30,010	29,027	38,248

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	154	368	2,657	735
Deferred financing costs and debt premium written off in debt extinguishment	—	—	22	274
Non-cash share based compensation expense	3,123	2,527	4,729	3,956
Straight-line amortization of ground lease expense	451	209	681	368
Acquisition and terminated transaction costs	2	1,124	2	1,824
Net operating loss incurred on non-operating properties	2,455	—	3,044	—
Income tax expense (benefit)	1,170	662	(1,485)	2,905
Amortization of deferred financing costs	571	614	1,129	1,262
Amortization of discounts and premiums	(125)	(176)	(251)	(350)

Adjusted Funds from Operations	$36,882	$35,338	$39,555	$49,222

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.86	$0.79	$0.91	$1.10

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,099,365	44,923,792	43,231,339	44,874,865

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 11

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income	$11,837	$84,788	$2,689	$110,743
Income from unconsolidated joint ventures	(537)	(711)	(336)	(13,064)
Interest expense	11,879	10,590	23,251	20,439
Non-operating interest income	(20)	(72)	(45)	(197)
Income tax expense (benefit)	1,170	662	(1,485)	2,905
Depreciation and amortization	22,061	20,114	43,600	39,576
EBITDA from consolidated hotel operations	46,390	115,371	67,674	160,402
Gain on disposition of hotel properties	14	(70,852)	(3,403)	(89,583)
EBITDAre from consolidated hotel operations	46,404	44,519	64,271	70,819
Income from unconsolidated joint venture investments	537	711	336	13,064
Gain on remeasurement of investment in unconsolidated joint venture	—	—	—	(16,239)
Unrecognized pro rata interest in (loss) income of Cindat joint venture	134	1,318	(3,925)	4,503
Depreciation and amortization of difference between purchase price and historical cost	23	(302)	47	(604)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,917	2,217	5,569	4,312
EBITDAre from unconsolidated joint venture operations	3,611	3,944	2,027	5,036
EBITDAre	50,015	48,463	66,298	75,855
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	154	368	2,657	735
Deferred financing costs and debt premium written off in debt extinguishment	—	—	22	274
Non-cash share based compensation expense	3,123	2,527	4,729	3,956
Straight-line amortization of ground lease expense	451	209	681	368
Acquisition and terminated transaction costs	2	1,124	2	1,824
Net operating loss incurred on non-operating properties	2,455	—	3,044	—
Adjusted EBITDA	$56,200	$52,691	$77,433	$83,012

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 12

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Operating income	$24,418	$24,684	$21,427	$32,195
Other revenue	(78)	(988)	(202)	(1,034)
Gain on insurance settlement	(6,363)	—	(6,363)	—
Depreciation and amortization	22,061	20,114	43,600	39,576
General and administrative	4,462	4,071	7,945	7,267
Share based compensation	3,123	2,527	4,729	3,956
Acquisition and terminated transaction costs	2	1,124	2	1,824
Straight-line amortization of ground lease expense	451	209	681	368
Other	230	688	97	523

Hotel EBITDA	$48,306	$52,429	$71,916	$84,675

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 13

Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook

Adjusted EBITDA
	Q3 2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(5.0)	$(3.0)
Income (loss) allocated to noncontrolling interests	(0.4)	(0.2)
Preferred Distributions	6.0	6.0
Net income	0.6	2.8
Income from unconsolidated joint ventures	(0.5)	(0.6)
Interest expense	12.2	12.2
Non-operating interest income	(0.02)	(0.02)
Income tax expense	1.4	1.4
Depreciation and amortization	23.4	23.4
EBITDAre from consolidated hotel operations	37.1	39.2
Income from unconsolidated joint venture investments	0.5	0.6
Add:
Unrecognized pro rata interest in (loss) income	(0.2)	(0.2)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization	3.0	3.0
EBITDAre from unconsolidated joint venture hotel operations	3.3	3.4

EBITDAre	40.4	42.6

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.2	2.2
Straight-line amortization of ground lease expense	0.5	0.5
Net operating loss incurred on non-operating properties	3.1	3.1
Other	0.7	0.5
Adjusted EBITDA	$47.1	$49.1

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 14

Adjusted EBITDA
2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income applicable to common shareholders	$(18.0)	(13.0)
Income (loss) allocated to noncontrolling interests	(2.6)	(2.2)
Preferred Distributions	24.2	24.2
Net loss	3.6	9.0
Income from unconsolidated joint ventures	(1.3)	(1.4)
Interest expense	47.6	47.6
Non-operating interest income	(0.1)	(0.1)
Income tax expense	1.4	1.4
Depreciation and amortization	90.3	90.3
Gain on disposition of hotel properties	(3.4)	(3.4)
EBITDAre from consolidated hotel operations	138.1	143.4

Income (loss) from unconsolidated joint venture investments	1.3	1.4
Add:
Unrecognized pro rata interest in (loss) income	(3.7)	(3.7)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization	11.7	11.7
EBITDAre from unconsolidated joint venture hotel operations	9.4	9.5

EBITDAre	147.5	152.9

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	3.0	3.0
Non-cash share based compensation expense	11.1	11.1
Straight-line amortization of ground lease expense	1.6	1.6
Net operating loss incurred on non-operating properties	6.2	6.2
Other	0.7	0.3
Adjusted EBITDA	$170.1	$175.1

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 15

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q3 2018 Outlook
(in millions, except shares and per share data)	Low	High
Net (loss) income applicable to common shareholders	$(5.0)	$(3.0)
(Loss) income allocated to noncontrolling interests	(0.4)	(0.2)
Income from unconsolidated joint ventures	(0.5)	(0.6)
Depreciation and amortization	23.4	23.4
Funds from consolidated hotel operations applicable to common shares and Partnership units	17.5	19.6

Income from unconsolidated joint venture investments	0.5	0.6
Unrecognized pro rata interest in (loss) income	(0.2)	(0.2)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization	1.0	1.0
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.3	1.4

Funds from Operations applicable to common shares and Partnership units	18.8	21.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.2	2.2
Straight-line amortization of ground lease expense	0.5	0.5
Net operating loss incurred on non-operating properties	3.1	3.1
Income tax expense	1.4	1.4
Amortization of deferred financing costs	0.6	0.6
Other	0.3	0.1
Adjusted Funds from Operations	$27.1	$29.1

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.63	$0.67

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.1	43.1

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 16

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	2018 Outlook
(in millions, except shares and per share data)	Low	High
Net loss applicable to common shareholders	$(18.0)	$(13)
Loss allocated to Noncontrolling Interests	(2.6)	(2.2)
Income from unconsolidated joint ventures	(1.3)	(1.4)
Gain on disposition of hotel properties	(3.4)	(3.4)
Depreciation and amortization	90.3	90.3
Funds from consolidated hotel operations applicable to common shares and Partnership units	65.0	70.3

Income from unconsolidated joint venture investments	1.3	1.4
Unrecognized pro rata interest in (loss) income	(3.7)	(3.7)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization	4.2	4.2
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.9	2.0

Funds from Operations applicable to common shares and Partnership units	66.9	72.3

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	3.0	3.0
Non-cash share based compensation expense	11.1	11.1
Straight-line amortization of ground lease expense	1.6	1.6
Net operating loss incurred on non-operating properties	6.2	6.2
Income tax expense	1.4	1.4
Amortization of deferred financing costs	2.3	2.3
Other	0.7	0.3
Adjusted Funds from Operations	$93.2	$98.2

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.15	$2.27

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.2	43.2

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 17

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157 Page | 18